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                                                                      Exhibit(i)

                                                                      WILMERHALE

April 23, 2008

VIA EDGAR                                                      Leonard A. Pierce

U.S. Securities and Exchange Commission                       +1 617 526 6440(t)
100 F Street, N.E.                                            +1 617 526 5000(f)
Washington, D.C. 20549                           leonard . pierce@wilmerhale.com

Re:  Master Investment Portfolio (the "Trust")
     Registration No. 811-08162

Ladies and Gentlemen:

     Attached hereto for filing on behalf of the Trust pursuant to (1) the Investment Company Act of 1940, as amended (the "1940 Act"), and Rule 8b-16 thereunder; (2) General Instruction D to Form N-1A; and (3) Rule 101(a) of Regulation S-T is a copy of amendment no. 37 under the 1940 Act (the "Amendment") to the registration statement on Form N-1A of the Trust. The Amendment has been manually signed by the Trust, as required by Section 8(b) of the 1940 Act. Pursuant to Rule 302 under Regulation S-T, the Trust will retain the manually executed copy of the Amendment; the electronic copy of the Amendment contains conformed signatures.

     The Amendment is being filed pursuant to Rule 8b-16 under the 1940 Act and becomes effective upon filing. Because beneficial interests in each series of the Trust are issued solely in transactions that are exempt from registration under the Securities Act of 1933, as amended (the "1933 Act"), the Trust is not registered under the 1933 Act.

     In addition, Wilmer Cutler Pickering Hale and Dorr LLP hereby consents to the use of its name and to the reference to it under the caption "Legal Counsel" in the statements of additional information, which are included as part of this Amendment.

     If you have any questions or comments concerning the Amendment, please contact Carol Robinson Schepp at (212) 295-6302 or me at (617) 526-6440 at Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Trust.

Very truly yours,


/s/ Leonard A. Pierce
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Leonard A. Pierce

Attachments
cc:  Ms. Mary Cole (Division of Investment Management)
     Mr. Keith O'Connell (Division of Investment Management)
     Robert Zivnuska, Esq.

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